Information Regarding Joint Filers

Designated Filer of Form 4:             Sony Music Entertainment Inc.

Date of Event Requiring Statement:      10/31/03

Issuer Name and Ticker Symbol:          eUniverse, Inc. (EUNI)

Joint Filer Names and addresses:

Sony Corporation of America, 550 Madison Avenue, New York, New York 10022.

Sony Music Entertainment Inc. , 550 Madison Avenue, New York, New York 10022.

550 Digital Media Ventures Inc., 550 Madison Avenue, New York, New York 10022.

Signatures:


SONY CORPORATION OF AMERICA

By: /s/ Steven C. Kober
    -------------------------------------
Name:  Steven C. Kober
Title: Senior Vice President and Controller


SONY MUSIC ENTERTAINMENT INC.

By: /s/ Lisa Weiss
    -------------------------------------
Name:  Lisa Weiss
Title: Senior Vice President, General Counsel and Secretary


550 DIGITAL MEDIA VENTURES INC.

By: /s/ Mark Eisenberg
    -------------------------------------
Name:  Mark Eisenberg
Title: Secretary